EXHIBIT 10.69


                              MODIFICATION OF LEASE
                              ---------------------

           AGREEMENT (hereinafter "this Modification" made as of the 3rd day of December, 2001 between BEEKMAN TENANTS CORPORATION, a New York corporation having an address at 575 Park Avenue, New York, New York 10021 (hereinafter referred to as "Landlord") and ATLANTIC & PACIFIC GRILL ASSOCIATES, L.L.C., a New York limited liability company having an address c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, New York, New York 10021 (hereinafter referred to as "Tenant").

                                   WITNESSETH:
                                   -----------

           WHEREAS, Landlord and White & Witkowsky, Inc. ("W&W") entered into a lease dated November 1, 1991 (the "Lease") of a portion of the ground floor and basement space in the building (the "Building") located at 575 Park Avenue, New York, New York as more particularly described in the Lease (the "Demised Premises"); and

           WHEREAS, W&W assigned its interest in the Lease to Atlantic & Pacific Grill Associates, L.P. ("A&P") pursuant to an Assignment and Assumption of Lease dated September 9, 1992;

           WHEREAS, A&P, on January 12, 1996 in accordance with the provisions of Section 1006 of the New York Limited Liability Company Law, converted from a limited partnership to Tenant;

           WHEREAS, Tenant desires to hire and take 1,138 square feet of additional space located on the basement level of the Building, as shown in the shaded portion of the floor plan annexed hereto and made a part hereof as Exhibit "A" (the "Additional Space"), and Landlord is agreeable thereto on the terms and conditions hereinafter set forth; and

           WHEREAS, Tenant desires to surrender possession of (1) 304 square feet of space located in the basement level of the Building, as shown on the cross-hatched portion of the floor plan annexed hereto as Exhibit A and (2) the subbasement storage room currently occupied by Tenant (the "Surrendered Space"), and Landlord is agreeable thereto on the terms and conditions hereinafter set forth, and

           WHEREAS, Landlord and Tenant desire to further modify and amend certain terms and provisions of the Lease in the manner hereinafter set forth; and

           NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

           1. Effective as of December 1, 2001, (the "Effective Date"), the Additional Space shall be added to and become part of the premises demised under the Lease.

           2. On the Effective Date, Tenant shall surrender possession of all of Tenant's right, title and interest in and to the Surrendered Space only. Upon such surrender, with respect to the Surrendered Space only, the Effective Date shall be deemed to be the date set forth in the Lease as the expiration of the term thereof.

           3. Tenant covenants and warrants on behalf of Tenant and Tenant's successors and assigns that Tenant has not done or suffered, and shall not do or suffer, anything whereby the Surrendered Space or any fixture, equipment or personality incorporated therein have been, or shall be, encumbered in any way whatsoever. Tenant agrees that, on or before the Effective Date, Tenant shall
(i) remove from the Surrendered Space all personal property located in the Surrendered Space, (ii) restore the Surrendered Space as required under the Lease and (iii) deliver possession of the Surrendered Space to Landlord free and clear of all occupants and rights of occupancy.

           4. Tenant agrees to accept possession of the Additional Space in "as is" and "where is" condition on the Effective Date, and Landlord shall not be obligated to perform any work whatsoever to prepare the Additional Space or any other portion of the Demised Premises for Tenant's occupancy thereof. All materials, work, labor, fixtures and installations required for use of the Additional Space and the operation of Tenants' business thereat shall be promptly furnished and performed by Tenant, at Tenant's own cost and expense, in accordance with the terms of the Lease, as modified by this Agreement.

           5. Landlord, at it sole cost and expense, shall perform the work described on Exhibit B attached hereto and made a part hereof ("Landlord's Work") and shall notify Tenant, in writing, upon the completion of Landlord's Work ("Landlord's Notice"). Landlord and Landlords' agents, contractors and employees shall have the right, without notice to Tenant, to enter the Additional Space as Landlord may deem necessary and desirable to perform Landlord's Work; Landlord shall use reasonable efforts to perform Landlord's work in a manner which does not unreasonably interfere with Tenant's normal conduct of its business in the Additional Space, provided however, that Landlord shall not be obligated to incur the cost of overtime or other premium rates to perform the same.

           6. No later than January 14, 2002, Tenant, at Tenant's sole cost and expense, shall commence the performance of the work described on Exhibit C attached hereto and made a part hereof ("Tenant's Work"). Subject to force majeure, Tenant shall complete Tenant's Work within sixty (60) days after commencement of Tenant's Work. Tenant hereby acknowledges and agrees that Tenant's failure to commence and complete Tenant's Work within the time period specified in the preceding sentence shall be deemed a default by Tenant in the performance of its obligations under the Lease.


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


           7. Effective as of the Effective Date, the Lease shall be deemed to be modified as follows:

           (a) All references in the Lease to the "demised premises" shall be deemed to include the Additional Space and exclude the Surrendered Space.

           (b) Throughout the term of the Lease, the Fixed Rent (as increased and to be further increased pursuant to Article 41 of this Lease ) shall be further increased by Twenty Nine Thousand One Hundred Ninety ($29,190) Dollars per annum, payable in equal installments of $2,432.50 per month.

           (c) Article 40 of the Lease shall provide that, with respect to that portion of the Additional Space labeled "Pantry" on Exhibit A, Tenant shall neither prepare nor cook any food whatsoever in such space and that Tenant's use of such space shall be limited to warming food (through the use of suitable restaurant equipment used solely to warm food) prior to serving such food to its customers.

           (d) Article 52 of the Lease shall include the following: "(f) Commencing upon the delivery of Landlord's Notice and continuing throughout the term of the Lease, (1) Tenant shall restrict the use of the service entrance (specified in Exhibit A as "Service Entry") to deliveries of goods and equipment and (2) Tenant's employees, invitees and customers shall be prohibited from using the Service Entry and shall be required to enter the demised premises only through the two exterior entrances leading directly to the demised premises. Tenant shall notify all of its employees, invitees, suppliers and customers of the restrictions provided in the paragraph and shall use best efforts to enforce the compliance of these restrictions by such people. Tenant hereby acknowledges and agrees that Tenant's failure to enforce the compliance of these restrictions shall be deemed a default by Tenant in the performance of its obligations under the Lease."

           (e) The  language  found  on the  thirteenth  to  fifteenth  lines of
Article 48(f) of the Lease providing "or if Alan Stillman loses majority voting control of Tenant" shall be deleted and replaced with the following language:
"or if Tenant shall cease to be owned or controlled by The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation currently listed on NASDAQ."

           (f) The  following  new  Article  91 shall  be  added  to the  Lease:
"Guaranty". "Tenant shall, simultaneously with the delivery of this Modification, deliver to Landlord the guaranty (the "Guaranty") of The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Guarantor"), which Guaranty shall be in the form attached hereto as Exhibit D."

           (g) The  following  new  Article  92 shall  be  added  to the  Lease:
"Additional Covenants. (a) In connection with Tenant's use of the demised premises, Tenant shall, throughout the term of this Lease from and after the Effective Date, be required to


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


remove grease from the demised premises only through switching of storage drums utilized for that purpose within the demised premises. Tenant shall not remove grease by piping from the demised premises, such removal being a material default under this Lease. Notwithstanding the foregoing, Tenant may, no more than twice in any twelve-month period during the term of this Lease, upon not less than seven (7) days prior written notice to Landlord, remove non-cooking grease by piping from two 75 gallon per minute grease interceptors, currently located in Landlord's steam room which became operational in 2001.

           (h) No later than January 14, 2002, Tenant shall purchase and thereafter maintain an electric hot water pressure washer (Northstar) to remove grease on 63rd Street in the vicinity of the demised premises and to power wash the sidewalks adjacent to the demised premises. Tenant covenants and agrees to
(1) power wash the sidewalks adjacent to the demised premises and service entrance to the Building daily throughout the term of this Lease and after each time that the grease barrels have been removed and (2) clean and disinfect the service entrance to the Building at least daily, prior to noontime, throughout the term of the Lease and after each food delivery to Tenant which warrants cleaning, as reasonably determined by Landlord, within thirty (30) minutes of Landlord's request.

           (i) Upon the completion of Landlord's Work (as defined in this Modification), if Landlord determines, in its sole discretion, that an odor problem persists in the Building, Tenant, shall promptly, and with reasonable efforts, cooperate with Landlord to cure such odor problem and explore the appropriateness of having garbage removed from the demised premises seven days per week (rather than six days)."

           8. In compliance with the provisions of Article 86(a) of the Lease, upon the execution and delivery of this Modification, Tenant has executed and delivered to Landlord a UCC-1 financing statement evidencing the security interest of Landlord as described in said Article 86(a). Tenant acknowledges that, in compliance with the provisions of Article 86(a) of the Lease, it shall, at it sole cost and expense, throughout the term of the Lease or any renewal thereof, promptly execute all confirmatory or continuation statements required to perfect such security interest of Landlord under all applicable law.

           9. In compliance with the provisions of Article 31 and 41 of the Lease, upon the execution and delivery of this Modification, Tenant shall deliver to Landlord an irrevocable letter of credit drawn upon a bank acceptable to Landlord, in the amount of $50,000, which letter of credit shall be in the form attached as Exhibit E.

           10. Tenant shall pay to Stroock & Stroock & Lavan LLP, Landlord's counsel, upon execution and delivery of this Modification, the expenses incurred by Landlord since May 2001 for the negotiation, preparation and execution of this Modification, in the amount of $15,000.


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


           11. As expressly modified or amended by this Modification, all of the term, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be capitalized terms and other terms not otherwise defined herein shall have the meanings respectively ascribed to them in the Lease.

           IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Modification of Lease as of the date first above written.

                               BEEKMAN TENANTS
                               CORPORATION



                               By:  /s/ Patricia Handal
                                    -------------------
                                    Patricia Handal, President



                               ATLANTIC & PACIFIC GRILL
                               ASSOCIATES, L.L.C.
                               By:  The Smith & Wollensky Restaurant
                                    Group, Inc., its sole member



                               By:  /s/Alan Mandel
                                    -------------------
                                    Alan Mandel, Secretary/Treasurer


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